                                                                 EXHIBIT 9(A)(9)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                              GIVE THE
FOR THIS TYPE OF ACCOUNT:     SOCIAL SECURITY
                              NUMBER OF--
-----------------------------------------------
1. An individual's account    The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, the first
                              individual on the
                              account(1)
3. Husband and wife (joint    The actual owner
 account)                     of the account,
                              or, if
                              joint funds,
                              either person(1)
4. Custodian account of a     The minor(2)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint     The adult or, if
 account)                     the minor is the
                              only contributor,
                              the minor(1)
6. Account in the name of     The ward, minor,
 guardian or committee for a  or incompetent
 designated ward, minor, or   person(3)
 incompetent person
7. a. The usual revocable     The grantor-
      savings trust account   trustee(1)
      (grantor is also
      trustee)
b. So-called trust account    The actual
   that is not a legal or     owner(1)
   valid trust under State
   law
8. Sole proprietorship        The owner(4)
 account

                               GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:      IDENTIFICATION
                               NUMBER OF--
                                        --------
 9. A valid trust, estate, or  The legal entity
  pension trust                (Do not furnish
                               the identifying
                               number of the
                               personal
                               representative or
                               trustee unless
                               the legal entity
                               itself is not
                               designated in the
                               account
                               title.)(5)
10. Corporate account          The corporation
11. Religious, charitable, or  The organization
  educational organization
  account
12. Partnership account held   The partnership
  in the name of the
  partnership
13. Association, club, or      The organization
  other tax-exempt
  organization
14. A broker or registered     The broker or
 nominee                       nominee
15. Account with the           The public entity
  Department of Agriculture
  in the name of a public
  entity (such as a State or
  local government, school
  district, or prison) that
  receives agricultural
  program payments

                                        ---------------------------------------

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use either your Social Security Number or your Employer Identification Number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
  .A corporation.
  .A financial institution.
  . An organization exempt from tax under Section 501(a) of the Internal Rev-enue Code of 1986, as amended (the "Code"), or an individual retirement plan.
  . The United States or any agency or instrumentalities.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the U.S.
    or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under Section 584(a) of the Code. . An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(1) of the Code.
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
  . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.
NOTE:You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends un-
    der Section 852 of the Code).
  . Payments described in Section 6049(b)(5) of the Code to non-resident al-
    iens.
  . Payments on tax-free covenant bonds under Section 1451 of the Code.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, 6050A and 6050N of the Code and the regulations promulgated therein.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, inter-est, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are re-quired to file tax returns. Payers must generally withhold 31% of taxable in-terest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reason-able cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifi-cations or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVE-NUE SERVICE.